Exhibit 99.1

Health Catalyst Announces $40 Million Share Repurchase Program

SALT LAKE CITY, UT, August 4, 2022 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today announced that its board of directors approved a share repurchase program with authorization to purchase up to $40 million of its Common Stock, effective immediately.

“This share repurchase program demonstrates our confidence in the future of our business and our commitment to creating long-term, sustainable value for our shareholders, our customers and our team members,” said Dan Burton, CEO of Health Catalyst. “We believe the current market does not reflect the long-term value of our shares of common stock and this share repurchase program will allow us to unlock more of the long-term value and opportunity we see ahead.”

Repurchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases to be determined at Health Catalyst’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Health Catalyst may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate Health Catalyst to acquire any particular amount of Common Stock, and may be modified, suspended or terminated at any time at the discretion of Health Catalyst’s board of directors.

Health Catalyst expects to fund repurchases with existing cash and cash equivalents, working capital, cash flow from operations or funds available through various borrowing arrangements. As of June 30, 2022, Health Catalyst had cash, cash equivalents, and short-term investments of approximately $403.3 million.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to Health Catalyst’s amount, timing and sources of funding for the share repurchase program. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding Health Catalyst’s future performance and opportunities, and the amount, timing and benefits of a share repurchase program. These forward-looking statements represent Health Catalyst’s expectations as of the date of this press release, and involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond Health Catalyst’s control, including changes in price and volume and the volatility of Health Catalyst’s Common Stock, adverse developments affecting prices and trading of exchange-traded securities, including securities quoted on the Nasdaq Global Select Market, unexpected or otherwise unplanned or alternative requirements with respect to Health Catalyst’s capital investments and the risks and uncertainties disclosed in Health Catalyst’s reports filed from time to time with the Securities and Exchange Commission, including Health Catalyst’s most recent Form 10‑K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. While Health Catalyst may elect to update such forward-looking statements at some point in the future, Health Catalyst disclaims any obligation to do so, even if subsequent events cause Health Catalyst’s views to change.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Brand and Communications Officer
media@healthcatalyst.com